EXHIBIT 99.1

MINDSPEED® REPORTS INDUCEMENT EQUITY GRANT

UNDER NASDAQ MARKETPLACE RULE 4350

NEWPORT BEACH, Calif., July 25, 2008 – Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced that on July 24, 2008, the Compensation and Management Development Committee of its Board of Directors granted Bret Johnsen, Mindspeed’s new senior vice president, chief financial officer and treasurer, an award of stock options for 200,000 shares of Mindspeed common stock.  The stock options will vest 1/4 on the first anniversary of the grant date and 1/48 each month thereafter over the remaining three-year period and have an exercise price of $3.87, which was the closing price of Mindspeed’s common stock on the date of grant.  The option grant has an expiration date of July 24, 2016.

The anticipated grant of stock options, which was a material inducement to Johnsen’s employment with Mindspeed, was previously disclosed on Mindspeed’s Form 8-K filed in connection with Johnsen’s appointment as Mindspeed’s chief financial officer on June 13, 2008.

Mindspeed’s Compensation and Management Development Committee, which is solely comprised of independent directors, approved the grant of stock options pursuant to a stand-alone option agreement and in accordance with NASDAQ Marketplace Rule 4350(i)(1)(A)(iv).

About Mindspeed Technologies®

Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide area networks.

The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access products designed to support voice and data services across wireline and wireless networks, and WAN communications solutions including T/E carrier physical-layer and link-layer devices as well as ATM/MPLS network processors.

Mindspeed’s products are used in a wide variety of network infrastructure equipment including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.

To learn more, visit us at www.mindspeed.com

Safe Harbor Statement

This press release contains statements relating to future results of Mindspeed Technologies, Inc. (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the “safe harbor” created by those sections.  Words such as “expect,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “should,” “may,” “assume,” “continue,” variations of such words and similar expressions are intended to identify such forward-looking statements.  Actual results, and actual events that occur, may differ materially from those projected in any forward-looking statement as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: market demand for our new and existing products and our ability to increase our revenues; our ability to further generate cash; availability and terms of capital needed for our business; downturns in the semiconductor industry; political and economic uncertainties affecting our foreign operations; our ability to maintain operating expenses within anticipated levels; constraints in the supply of wafers and other product components from our third-party manufacturers; our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; our ability to attract and retain qualified personnel; successful development and introduction of new products; our ability to successfully integrate acquired businesses and realize the anticipated benefits from such acquisitions; our ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; industry consolidation; order and shipment uncertainty; changes in our customers’ inventory levels and inventory management practices; fluctuations in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect our intellectual property, as well as other risks and uncertainties, including those detailed under the heading “Risk Factors” and in other sections of our Form 10-Q for the quarter ended March 28, 2008, which is on file with the Securities and Exchange Commission, and in our other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this press release are made as of the date hereof, based on information available to Mindspeed as of the date hereof, and we assume no obligation to update any forward-looking statement.